Exhibit (a)(4)

                                 AMENDMENT NO. 3

                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF

                             LIBERTY FUNDS TRUST VI


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated December 30, 1991, as amended, of Liberty Funds Trust VI (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust VI, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust VI" and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


                Section 1. This Trust shall be known as "Columbia Funds Trust VI" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.
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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.





/s/ Douglas A. Hacker                                        /s/ John J. Neuhauser
--------------------------------------------------           -----------------------------------------------------

Douglas A. Hacker                                            John J. Neuhauser
/s/ Janet Langford Kelly                                     /s/ Joseph R. Palombo
--------------------------------------------------           -----------------------------------------------------

Janet Langford Kelly                                         Joseph R. Palombo
/s/ Richard W. Lowry                                         /s/ Thomas E. Stitzel
--------------------------------------------------           -----------------------------------------------------

Richard W. Lowry                                             Thomas E. Stitzel
/s/ William E. Mayer                                         /s/ Thomas C. Theobald
--------------------------------------------------           -----------------------------------------------------

William E. Mayer                                             Thomas C. Theobald
/s/ Charles R. Nelson                                        /s/ Anne-Lee Verville
--------------------------------------------------           -----------------------------------------------------

Charles R. Nelson                                            Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed this Amendment No. 2 to the Agreement and
Declaration of Trust of Liberty Funds Trust VI as their free act and deed, before me, this September 15, 2003.

                                                                       Erika L. Nager
                                                                       Notary Public

                                                                       My Commission Expires:  6/14/2007


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